UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2017

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  Regulation FD Disclosure

Metropolitan Dry Cleaners - Record Date Update:

Experience Art and Design Inc "EXAD" is postponing the record date until Metro has a completed Form 10 ready for filing.  The Questionnaire required to file Form 10 for Metro has been completed, however the underlying paperwork has been impacted by minor factors which are causing revisions to the anticipated Record date. Rather than set another date now in anticipation of completion of the underlying paperwork, EXAD will announce the Record after the Form 10 has been completed.

EXAD made payment to outside Counsel to complete the paperwork to enter EXAD into the DTC system. Unfortunately Counsel has not yet followed through. As a result EXAD Management has requested a return of funds from the attorney so it can move forward in a more timely manner.  EXAD will work with Island Stock Transfer to get the Company into DTC and complete this action item.

EXAD has been seeking a Marijuana company to merge into EXAD after Metro is spun-off.  EXAD has had discussions regarding a few opportunities. Each company works with CBD and is currently revenue producing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.

DATE: February 23, 2017	/s/Matthew Dwyer
Matthew Dwyer
Chief Executive Officer